Exhibit 99.1

Kenexa Announces Agreement to Acquire BrassRing

Company expects 3Q results to meet or exceed the upper end of previously issued guidance

WAYNE, PA – October 6, 2006 — Kenexa (Nasdaq: KNXA), a leading provider of software, services and proprietary content that enable organizations to more effectively recruit and retain employees, today announced an agreement to acquire BrassRing, a leading provider of talent management solutions to enterprise organizations across multiple vertical markets and on a global basis.  Under the terms of the agreement, Kenexa has agreed to pay an aggregate purchase price of approximately $115 million for all of BrassRing’s assets, including $10 million in net cash.  Kenexa currently expects to finance the deal through a combination of cash and borrowings from its credit facility.  The transaction is expected to close in the fourth quarter, subject to customary conditions.

BrassRing provides software, services and outsourcing that helps organizations identify, assess, recruit and retain a globally competitive workforce. BrassRing has earned a number of prestigious industry awards, including two consecutive Software & Information Industry Association Codie Awards (2004 and 2005) for “Best Human Resources Product” and the Sears “Partners in Progress” Award.  BrassRing’s single code of software was built with global companies in mind, as evidenced by support for 23 languages.

The strength of BrassRing’s total solutions offering is evidenced by its large, growing and high quality customer base.  The company has approximately 180 customers across verticals such as aerospace, financial services, healthcare and medical technology.  BrassRing’s customer base includes Time Warner, IKEA, ConAgra Foods, Inc., RR Donnelly, and Nissan Motor Company.

Kenexa’s Chief Executive Officer, Rudy Karsan, stated, “We are very excited to announce the acquisition of BrassRing, which we believe is a major event for both Kenexa and the talent management industry.  BrassRing has a robust technology platform that has been proven at the largest global organizations in the world.  The addition of BrassRing’s tier one customer base, broad product suite, global product capabilities and infrastructure help to further extend Kenexa’s strong market position.”

Karsan added, “We believe Kenexa is unique in our ability to deliver a total solutions value proposition across software, services, content, and outsourcing.  The acquisition of BrassRing will enable Kenexa to deliver that value proposition to customers from the small and medium sized business level to the largest global organizations, irrespective of geographic location.  We believe our strong third quarter performance and continued market share gains are evidence that customers prefer Kenexa’s total solutions approach, and the addition of BrassRing extends our capabilities and overall value proposition.”

BrassRing’s President and Chief Executive Officer, Deborah Besemer,  said, “Kenexa and BrassRing share the same vision of providing total solutions to customers, including world-class software applications, professional services and outsourcing.  BrassRing customers stand to benefit from the much greater resources of the combined company and Kenexa’s tremendous track record of delivering real business benefits to their customers.  We believe the combination of BrassRing with Kenexa creates a strong leader in the talent management industry, which is crucial given the early stage and highly fragmented nature of the market.”

Third Quarter Preliminary Results and Financial Outlook

Kenexa also announced that it expects its third quarter results will meet or exceed the upper end of the previously issued guidance.  In particular, the company believes it will exceed the high-end of its $25 to $26 million total revenue guidance range, even when excluding the positive impact of approximately $800,000 in revenue associated with the Gantz Wiley acquisition, which was completed during the third quarter.  Gantz Wiley did not have a material impact on non-GAAP operating income, which is currently expected to be slightly better than the previously issued guidance range of $4.9 million to $5.2 million.  This is expected to lead to non-GAAP earnings per share that are at least at the high-end of the previously issued guidance range of $0.21 to $0.22.  While the company does not provide guidance on cash flow from operations on a quarterly basis, it currently expects to report a significant percentage increase in the quarterly run rate compared to the prior quarter, and management continues to expect cash flow from operations in the mid-$20 million range for the full year 2006.

The company will provide detailed third quarter financial results and fourth quarter 2006 guidance when it reports financial results on November 1, 2006.  At this time, the company will be in better position to determine the closing date of the BrassRing acquisition within the fourth quarter.

Assuming the BrassRing transaction closes during the fourth quarter 2006, Kenexa has provided preliminary guidance for the full year 2007.  These expectations are subject to variability since they are based on preliminary estimates and judgments relating to the BrassRing acquisition.

Full Year 2007

•                  Revenue: $176 million and $ 180 million.

•                  Non-GAAP Operating Income: $36 million and $38 million.

•                  Non-GAAP Diluted Earnings Per Share: $1.12 and $1.18, based on an estimated weighted average of 21.3 million outstanding shares and an estimated effective tax rate of 30%.

The preceding information with respect to non-GAAP operating income and earnings per share excludes amortization of identified intangibles and write-offs of in-process research and development arising from Kenexa’s acquisition of BrassRing and prior acquisitions and stock-based compensation expense related to Statement of Financial Accounting Standards 123R, which Kenexa adopted in the first quarter of fiscal 2006. Operating income and earnings per share estimates in accordance with GAAP are not being provided because Kenexa has not completed its evaluation of in-process research and development and ongoing technology and analysis of resulting amortization.

Conference Call Information

Kenexa will host a conference call this morning, October 6, 2006, at 8:00 a.m. (EDT) to discuss the agreement to acquire BrassRing and the combined company forecast for 2006 and 2007.  To access this call, dial 800-289-0494 (domestic) or 913-981-5520 (international).  A replay of the conference call will be available through October 13, 2006, at 888-203-1112 (domestic) or 719-457-0820 (international).  The replay passcode is 9791460.  A live webcast of the this conference call will be available on the “Investor Relations” page of the Company’s Web Site, (www.kenexa.com) and a replay will be archived on the Web site as well.

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning.  These statements may concern, among other things, guidance as to future revenue and earnings, operations, expected benefits from the BrassRing transaction, prospects of the business generally, intellectual property and the development of products.  These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Kenexa’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission and as revised or supplemented by Keneca’s quarterly reports on Form 10-Q.  Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors, Kenexa’s ability to implement business and acquisition strategies or to integrate acquisitions (including BrassRing).  Kenexa does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Kenexa

Kenexa Corporation (www.kenexa.com) provides software, services and proprietary content that enable organizations to more effectively recruit and retain employees. Kenexa solutions include applicant tracking, employment process outsourcing, phone screening, skills and behavioral assessments, structured interviews, performance management, multi-rater feedback surveys, employee engagement surveys and HR Analytics. Kenexa is headquartered in Wayne, Pa. More information about Kenexa and its global locations can be accessed at www.kenexa.com.

Note to Editors: Kenexa is a registered trademark of Kenexa Corporation. Other product or service names mentioned herein remain the property of their respective owners.

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measure of Non-GAAP operating income and Non-GAAP Diluted Earnings Per Share which excludes stock based compensation and amortization of intangibles associated with recent M&A transactions, including BrassRing.  We use these non-GAAP financial measures for internal managerial purposes as a means to evaluate period-to-period comparisons.  These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, income from operations before income taxes and interest expense, calculated in accordance with generally accepted accounting principles.  The company reports its numbers on a GAAP and non-GAAP basis each quarter, and provides a reconciliation table between the two for investors.

Contact

MEDIA CONTACT:

	Sarah Teten Kenexa (800) 391-9557 sarah.teten@kenexa.com	Jeanne Achille The Devon Group (732) 224-1000, ext. 11 jeanne@devonpr.com

INVESTOR CONTACT:

Kori Doherty
Integrated Corporate Relations
(617) 217-2084
kdoherty@icrinc.com